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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors has accepted the resignation of Joseph C. Cahill as an officer of the Registrant effective January 27, 2006.  Mr. Cahill has been Vice President Administration and Finance since January 2002 and Corporate Secretary and Chief Financial Officer since June 2003.  Mr. Cahill will remain a Director of the Registrants Board of Directors.  There are no discrepancies between Mr. Cahill and the Registrant.  Mr. Cahill has accepted a similar position with a privately held chemical company where he had over 20 years of previous experience in chemical coatings.

Grayling Hofer was appointed Corporate Secretary and Acting Chief Financial Officer of the Registrant effective January 30, 2006.  Mr. Hofer has been Corporate Controller and Chief Accounting Officer of the Registrant since June 2003.

Edward H Schinner was appointed an Advisor to the Board of Directors and has been an independent consultant to the Registrant since October 2005.  Mr. Schinner has over 40 years experience in the HVAC industry.  Mr. Schinner retired as President of York Refrigeration North America, York International Corporation.  Prior to York, Mr. Schinner was previously employed as Senior Vice President, Baltimore Aircoil Company, a worldwide manufacturer and marketer of heat transfer and ice thermal storage products, where he held various engineering and executive management positions for over 36 years.  Mr. Schinner holds 22 US patents and International counterparts in fields of evaporative and sensible heat transfer and aerodynamics.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chairman and CEO

Date:  January 30,2006